Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THIRD QUARTER
FISCAL 2014 EARNINGS OF $1.8 MILLION

•Total year to date average equity to average assets of 25.2%
•Nonperforming non-covered assets at 0.62% of total non-covered assets as of June 30, 2014
•Net non-covered organic loan growth of 13.3% over prior year quarter
•Basic and diluted EPS of $0.09 for quarter, up $0.02, respectively, on a year-over-year basis
•Tangible book value per share of $11.95 at June 30, 2014

West Point, Georgia, July 28, 2014 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $1.8 million, or $0.09 per basic and diluted share, for the quarter ended June 30, 2014, compared with $1.6 million, or $0.07 per basic and diluted share, for the quarter ended June 30, 2013. The increase in net income was primarily attributable to an $834,000 negative loan loss provision on covered loans related to improved credit quality and workout experience, along with the absence of a non-covered loan loss provision in the 2014 third quarter versus $500,000 in the prior year quarter and a $573,000 increase in noninterest income. The increase was partially offset by a decline in net interest income of $1.3 million for the quarter ended June 30, 2014. Net income for the nine months ended June 30, 2014, was $4.9 million, or $0.23 and $0.22 per basic and diluted share, respectively, compared with $5.3 million, or $0.26 per basic and diluted share, for the nine months ended June 30, 2013. The decrease in net income and earnings per share for the nine months ended June 30, 2014, was primarily the result of lower net purchase discount accretion, partially offset by reduced provision for loan losses due to improved credit quality and higher noninterest income.

Quarterly Operating Results

The improvement in reported quarterly earnings for the third quarter of fiscal 2014 compared with the third quarter of fiscal 2013 resulted primarily from the following items:

•	Recorded an $834,000 negative loan loss provision on covered loans.

•	Borrowing expense decreased $146,000, or 19.7%.

•	Deposit expense decreased by $211,000, or 21.1%.

Exhibit 99.1

•	The cost of deposits remained stable at 49 basis points for the quarter ended June 30, 2014 compared to 57 basis points for the quarter ended June 30, 2013.

•	Net interest margin excluding accretion and amortization of loss share receivable was 2.90% for the quarter ended June 30, 2014 compared with 2.75% the same quarter of 2013.

•	Noninterest income increased by $573,000, or 21.5%.

•	Deposit and bankcard fee income increased by a combined $455,000.

•	Recognized a net gain of $201,000 on the sale of securities available for sale.

The improvement was partially mitigated by the following items:

•	Loan interest income decreased $809,000 primarily due to a decrease in net accretion income.

•	The average yield on loans was 5.44% for the quarter ended June 30, 2014 compared to 6.83% for the quarter ended June 30, 2013.

•	Salaries and employee benefits increased by $509,000, primarily related to stock awards made during the 2014 fiscal year.

•	Noninterest expense and income tax expense increased by a combined $493,000.

•	Recorded a $248,000 loss on the write down of fixed assets associated with a branch to be closed in the fourth quarter of fiscal 2014.

•	The net cost of operations of real estate owned increased $110,000.

Chairman and CEO Robert L. Johnson said, “While economic activity remains slow in our markets we achieved modest loan growth. We increased net organic loans not covered by loss sharing by $31.7 million since September 30, 2013, and by $58.9 million from June 30, 2013. With the purchase discount accretion reductions in our covered loan portfolio and limited opportunity for loan growth, we will continue to face significant near-term earnings challenges. However, longer term, we remain optimistic in our ability to improve earnings.”

Financial Condition

The Company's total assets were $1.0 billion at June 30, 2014, a decrease of $49.2 million from September 30, 2013. Net non-covered loans grew $40.3 million, or 8.6%, to $511.2 million at June 30, 2014, from $470.9 million at September 30, 2013. Of the $40.3 million in net non-covered loan growth, $8.6 million was a transfer of non-single family loans that are no longer covered by the FDIC due to the expiration of a non-single family loss sharing agreement. At June 30, 2014, $71.2 million of net loans receivable were covered by FDIC loss sharing, down from $109.0 million at September 30, 2013.

Total deposits were $729.6 million at June 30, 2014, compared with $751.3 million at September 30, 2013. Core deposits increased from $475.4 million at September 30, 2013, to $486.4 million at June 30, 2014, due primarily to an increase in transaction accounts.

Total stockholders' equity decreased to $243.4 million at June 30, 2014, compared to $273.8 million at September 30, 2013, due predominantly to the repurchase of shares during the two previous quarters.

Net Interest Income and Net Interest Margin

Net interest income decreased to $7.6 million for the quarter ended June 30, 2014, from $8.9 million for the quarter ended June 30, 2013. Total interest income decreased to $9.0 million for the quarter ended June 30, 2014, compared to $10.7 million for the same quarter last year primarily as a result of a $1.3 million decrease in net accretion income. Interest expense was lower at $1.4 million for the quarter ended June 30, 2014, compared with $1.7 million for the same quarter of 2013, primarily as a result of lower expenses on certificates of deposit and borrowings.

The Company's net interest margin, excluding accretion and amortization of loss share receivable, was 2.90% for the quarter ended June 30, 2014, compared with 2.75% for the quarter ended June 30, 2013. Net interest margin, including the impact of loss share accounting, decreased to 3.26% for the quarter ended June 30, 2014, compared with 3.63%

Exhibit 99.1

for the same quarter of 2013. The Company has excess cash that is invested in Fed Funds and thus provides an opportunity for earnings improvement as these funds can be deployed into loans and the repurchase of shares.

Provision for Loan Losses

The Company recorded no provision for loan losses on non-covered loans and a negative provision of $834,000 on covered loans for the quarter ended June 30, 2014, compared to a provision of $500,000 on non-covered loans and provision of $42,000 on covered loans for the same quarter in 2013. In the quarter ended June 30, 2014, the last quarter of the non-single family loss sharing agreement related to the Company's first FDIC-assisted acquisition, the Company successfully resolved several loss share assets resulting in the negative provision on covered loans.

Accounting for FDIC-Assisted Acquisitions

The Company reevaluates estimated losses quarterly on covered loans and foreclosed properties and the related FDIC indemnification asset. The Company has three and nine quarters, respectively, of loss sharing remaining on its second and third non-single family loss share agreements resulting from its FDIC-assisted acquisitions. At June 30, 2014, the Company had $71.2 million of total loans, net and $8.0 million of other real estate owned covered by loss share agreements, and is aggressively working to complete the resolution of the problem assets during the remaining loss share periods. The discount accretion included in interest income, net of amortization of FDIC indemnification asset overstatement relating to these assets acquired in the FDIC acquisitions, was $795,000 for the current quarter and $2.1 million in the same quarter last year. There is $6.0 million of discount remaining to accrete into interest income over the remaining life of all acquired loans with the accretion heavily weighted towards the early quarters. Additionally, there is an estimated $2.5 million overstatement of FDIC indemnification asset that will be amortized over the remaining life of the acquired loan pools or the agreement with the FDIC, whichever is shorter.

During the Company's quarterly reevaluation of cash flows on acquired loans, the Company improved its estimate of cash flows related to covered loans resulting in a transfer of $1.8 million from nonaccretable discount to accretable yield related to the McIntosh Commercial Bank and First National Bank of Florida agreements. In accordance with accounting guidance, the transferred amount will be accreted into income prospectively over the estimated remaining life of the loan pools. There was also a transfer of $1.2 million from Neighborhood Community Bank's allowance discount with $400,000 being transferred into the non-covered allowance and approximately $834,000 posted as a negative provision. Concurrently, an estimate of approximately $2.5 million which previously represented cash flows receivable from the FDIC and included in the FDIC receivable for loss sharing agreements on the balance sheet, will be amortized into interest income over the remaining life of the loan pools or the agreement with the FDIC, whichever is shorter.

Noninterest Income and Expense

Noninterest income increased $573,000 to $3.2 million for the quarter ended June 30, 2014, compared with $2.7 million for the same quarter in 2013, due primarily to an increase in bankcard and deposit fees as well as gains recognized on securities available for sale. The increase in noninterest income was partially offset by the write down of assets related to the planned closure of an underperforming bank branch in the fourth quarter of fiscal 2014 which will provide anticipated cost savings in future periods.

Noninterest expense increased to $9.0 million for the quarter ended June 30, 2014, compared to $8.8 million for the same quarter of 2013. The increase was primarily attributable to an increase in stock benefits due to stock awards made in fiscal 2014.

Asset Quality

Asset quality remained strong with nonperforming assets not covered by loss sharing agreements at 0.62% of total non-covered assets and the allowance for loan losses at 1.65% of total non-covered loans and 192.06% of nonperforming non-covered loans at June 30, 2014. The Company's first commercial loss share agreement expired and resulted in a

Exhibit 99.1

transfer to the non-covered allowance for loan losses of $400,000 and a negative provision of approximately $800,000 during the third quarter of fiscal 2014 due to improved workout experience and credit quality. The Company had net loan charge-offs of $225,000 on non-covered loans for the three months ended June 30, 2014, compared to net loan charge-offs of $665,000 on non-covered loans for the same period in 2013.

Capital Management

During the quarter ended June 30, 2014, the Company repurchased 2.6 million shares for approximately $29.0 million, or $10.96 per share.

Mr. Johnson said, “Since December 2013, we have completed two stock buyback programs, whereby the company repurchased a combined 2.8 million shares, or approximately 12% of our common stock, at a discount to tangible book value. Meanwhile, in June we announced the approval of a new stock buyback program for up to 2,030,000 shares, or approximately 10% of our outstanding shares, which allows us to continue our share repurchase. The Company's solid financial position affords us the ability to repurchase these shares which currently trade at a discount to tangible book value per share. We believe that this use of capital, along with our quarterly cash dividend, provides excellent stockholder value. We will also continue to consider acquisitions where the additional franchise value and earnings more than offset the book value dilution.”

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. On April 8, 2013, Charter Financial completed its conversion and reorganization from the mutual holding company form of organization to the stock holding company form of organization. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements
This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition

	(unaudited)	(audited)
	June 30, 2014	September 30, 2013

Assets
Cash and amounts due from depository institutions	$6,961,232	$10,069,875
Interest-earning deposits in other financial institutions	142,307,370	151,382,606
Cash and cash equivalents	149,268,602	161,452,481
Loans held for sale, fair value of $2,380,651 and $1,883,244	2,332,156	1,857,393
Securities available for sale	185,040,274	215,118,407
Federal Home Loan Bank stock	3,442,900	3,940,300
Loans receivable:
Not covered under FDIC loss sharing agreements	521,035,113	480,152,265
Covered under FDIC loss sharing agreements	71,883,355	112,915,868
Allowance for loan losses (covered loans)	(657,133)	(3,924,278)
Unamortized loan origination fees, net (non-covered loans)	(1,252,972)	(1,100,666)
Allowance for loan losses (non-covered loans)	(8,605,698)	(8,188,896)
Loans receivable, net	582,402,665	579,854,293
Other real estate owned:
Not covered under FDIC loss sharing agreements	1,331,356	1,615,036
Covered under FDIC loss sharing agreements	8,014,010	14,068,846
Accrued interest and dividends receivable	2,424,460	2,728,902
Premises and equipment, net	20,739,910	21,750,756
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	503,372	803,886
Cash surrender value of life insurance	46,851,349	39,825,881
FDIC receivable for loss sharing agreements	14,921,803	29,941,862
Deferred income taxes	10,750,880	11,350,745
Other assets	7,888,340	771,779
Total assets	$1,040,237,359	$1,089,405,849

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$729,608,889	$751,296,668
FHLB advances	55,000,000	60,000,000
Advance payments by borrowers for taxes and insurance	931,770	1,054,251
Other liabilities	11,282,376	3,277,094
Total liabilities	796,823,035	815,628,013
Stockholders’ equity:
Common stock, $0.01 par value; 19,959,971 shares issued and outstanding at June 30, 2014 and 22,752,214 shares issued and outstanding at September 30, 2013	199,600	227,522
Preferred stock, $0.01 par value; 50,000,000 shares authorized at June 30, 2014 and September 30, 2013	—	—
Additional paid-in capital	138,090,060	171,729,570
Unearned compensation – ESOP	(5,984,317)	(6,480,949)
Retained earnings	111,784,129	110,141,286
Accumulated other comprehensive loss	(675,148)	(1,839,593)
Total stockholders’ equity	243,414,324	273,777,836

Total liabilities and stockholders’ equity	$1,040,237,359	$1,089,405,849

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Loans receivable	$8,833,596	$9,642,115	$25,564,268	$29,969,312
Mortgage-backed securities and collateralized mortgage obligations	871,899	816,602	2,794,019	2,285,175
Federal Home Loan Bank stock	35,601	29,307	102,778	95,097
Other investment securities available for sale	18,286	41,817	56,314	136,289
Interest-earning deposits in other financial institutions	97,321	123,869	266,816	225,263
Amortization of FDIC loss share receivable	(849,919)	—	(1,596,310)	—
Total interest income	9,006,784	10,653,710	27,187,885	32,711,136
Interest expense:
Deposits	790,011	1,001,276	2,479,856	3,307,644
Borrowings	595,829	741,881	1,872,357	2,391,919
Total interest expense	1,385,840	1,743,157	4,352,213	5,699,563
Net interest income	7,620,944	8,910,553	22,835,672	27,011,573
Provision for loan losses, not covered under FDIC loss sharing agreements	—	500,000	300,000	1,100,000
Provision for covered loan losses	(834,086)	41,838	(885,664)	94,321
Net interest income after provision for loan losses	8,455,030	8,368,715	23,421,336	25,817,252
Noninterest income:
Service charges on deposit accounts	1,463,698	1,277,072	4,263,639	3,952,695
Bankcard fees	906,013	637,943	2,596,743	1,790,922
Gain on securities available for sale	200,704	—	200,704	219,913
Bank owned life insurance	278,487	211,491	925,467	694,431
Gain on sale of loans and loan servicing release fees	298,405	407,176	737,236	1,142,387
Brokerage commissions	124,128	153,205	452,479	468,543
FDIC receivable for loss sharing agreements accretion (impairment)	68,400	(114,993)	61,533	218,918
Other	(104,205)	90,602	1,330,929	362,959
Total noninterest income	3,235,630	2,662,496	10,568,730	8,850,768
Noninterest expenses:
Salaries and employee benefits	4,969,325	4,460,128	14,522,114	13,502,879
Occupancy	1,863,131	1,845,412	5,629,280	5,324,176
Legal and professional	369,360	458,735	1,309,946	1,275,322
Marketing	339,774	335,708	976,048	927,110
Federal insurance premiums and other regulatory fees	199,167	254,002	701,428	356,718
Net cost (benefit) of operations of real estate owned	87,846	(22,205)	374,538	977,302
Furniture and equipment	225,753	203,276	550,200	615,235
Postage, office supplies and printing	239,874	282,903	646,500	807,034
Core deposit intangible amortization expense	94,454	116,317	300,514	364,716
Other	646,682	829,473	1,805,148	2,694,791
Total noninterest expenses	9,035,366	8,763,749	26,815,716	26,845,283
Income before income taxes	2,655,294	2,267,462	7,174,350	7,822,737
Income tax expense	870,116	649,513	2,261,294	2,486,092
Net income	$1,785,178	$1,617,949	$4,913,056	$5,336,645
Basic net income per share	$0.09	$0.07	$0.23	$0.26
Diluted net income per share	$0.09	$0.07	$0.22	$0.26
Weighted average number of common shares outstanding	20,746,759	21,747,891	21,486,082	20,165,850
Weighted average number of common and potential common shares outstanding	21,300,951	21,878,502	22,040,274	20,296,461

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Consolidated balance sheet data:
Total assets	$1,040,237	$1,077,870	$1,079,911	$1,089,406	$1,125,362	$1,040,237	$1,125,362
Cash and cash equivalents	149,269	175,114	157,268	161,452	190,657	149,269	190,657
Loans receivable, net	582,403	572,040	576,567	579,854	564,293	582,403	564,293
Non-covered loans receivable, net	511,176	481,907	476,467	470,863	443,581	511,176	443,581
Covered loans receivable, net	71,227	90,133	100,100	108,991	120,712	71,227	120,712
Other real estate owned	9,345	10,744	11,996	15,684	14,546	9,345	14,546
Non-covered other real estate owned	1,331	849	1,054	1,615	1,386	1,331	1,386
Covered other real estate owned	8,014	9,895	10,942	14,069	13,160	8,014	13,160
Securities available for sale	185,040	201,578	208,064	215,118	226,551	185,040	226,551
Core deposits (2)	486,392	491,585	474,389	475,426	481,230	486,392	481,230
Total deposits	729,609	742,064	737,654	751,297	769,781	729,609	769,781
Borrowings	55,000	55,000	60,000	60,000	70,000	55,000	70,000
Total stockholders’ equity	243,414	270,265	273,164	273,778	279,131	243,414	279,131

Consolidated earnings summary:
Interest income	$9,007	$8,923	$9,257	$9,925	$10,654	$27,188	$32,711
Interest expense	1,386	1,430	1,536	1,661	1,743	4,352	5,700
Net interest income	7,621	7,493	7,721	8,264	8,911	22,836	27,011
Provision for loan losses on non-covered loans	—	—	300	300	500	300	1,100
Provision for loan losses on covered loans	(834)	(54)	2	(5)	42	(885)	94
Net interest income after provision for loan losses	8,455	7,547	7,419	7,969	8,369	23,421	25,817
Noninterest income	3,236	3,217	4,116	2,802	2,662	10,569	8,852
Noninterest expense	9,036	8,580	9,200	9,469	8,763	26,816	26,846
Income tax expense	870	693	698	382	650	2,261	2,486
Net income	$1,785	$1,491	$1,637	$920	$1,618	$4,913	$5,337

Per share data:
Earnings per share – basic	$0.09	$0.07	$0.07	$0.04	$0.07	$0.23	$0.26
Earnings per share – fully diluted	$0.09	$0.07	$0.07	$0.04	$0.07	$0.22	$0.26
Cash dividends per share	$0.05	$0.05	$0.05	$0.30	$0.05	$0.15	$0.05

Weighted average basic shares	20,747	21,701	22,007	22,005	21,748	21,486	20,166
Weighted average diluted shares	21,301	22,224	22,528	22,167	21,879	22,040	20,296
Total shares outstanding	19,960	22,603	22,998	22,752	22,752	19,960	22,752

Book value per share	$12.20	$11.96	$11.88	$12.03	$12.27	$12.20	$12.27
Tangible book value per share	$11.95	$11.74	$11.66	$11.81	$12.04	$11.95	$12.04
__________________________________

(1)	Financial information as of September 30, 2013 has been derived from audited financial statements.

(2)	Core deposits include transaction accounts, money market accounts and savings accounts.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Not covered by loss share agreements
Loans receivable: (1)
1-4 family residential real estate	$139,803	$135,181	$133,331	$124,571	$113,255	$139,803	$113,255
Commercial real estate	284,591	271,156	267,818	269,609	254,743	284,591	254,743
Commercial	21,172	21,501	22,793	23,774	19,215	21,172	19,215
Real estate construction	58,459	47,112	45,200	44,653	47,904	58,459	47,904
Consumer and other	17,010	16,531	16,908	17,545	17,876	17,010	17,876
Total non-covered loans receivable	$521,035	$491,481	$486,050	$480,152	$452,993	$521,035	$452,993

Allowance for loan losses:
Balance at beginning of period	$8,431	$8,494	$8,189	$8,380	$8,546	$8,189	$8,190
Charge-offs	(238)	(93)	(68)	(501)	(705)	(399)	(1,100)
Recoveries	13	30	73	10	39	116	190
Provision	—	—	300	300	500	300	1,100
Transfer (2)	400	—	—	—	—	400	—
Balance at end of period	$8,606	$8,431	$8,494	$8,189	$8,380	$8,606	$8,380

Nonperforming assets: (3)
Nonaccrual loans	$4,243	$4,743	$4,975	$2,874	$3,480	$4,243	$3,480
Loans delinquent 90 days or greater and still accruing	238	—	—	47	42	238	42
Total nonperforming non-covered loans	4,481	4,743	4,975	2,921	3,522	4,481	3,522
Other real estate owned	1,331	849	1,053	1,615	1,386	1,331	1,386
Total nonperforming non-covered assets	$5,812	$5,592	$6,028	$4,536	$4,908	$5,812	$4,908

Trouble debt restructuring:
Trouble debt restructurings - accruing	$7,352	$7,603	$8,589	$12,302	$12,129	$7,352	$12,129
Trouble debt restructurings - nonaccrual	2,094	2,094	2,261	439	500	2,094	500
Total trouble debt restructurings	$9,446	$9,697	$10,850	$12,741	$12,629	$9,446	$12,629

Covered by loss sharing agreements
Nonperforming assets:
Other real estate owned	$8,014	$9,895	$10,942	$14,069	$13,160	$8,014	$13,160
Covered loans 90+ days delinquent (4)	3,156	8,825	8,661	8,574	13,223	3,156	13,223
Total nonperforming covered assets	$11,170	$18,720	$19,603	$22,643	$26,383	$11,170	$26,383
__________________________________

(1)	Includes previously acquired loans in the amount of $9.1 million related to the Neighborhood Community Bank non single-family loss sharing agreement with the FDIC that expired in June 2014.

(2)	Transfer of allowance related to acquired Neighborhood Community Bank non-single family loans upon expiration of the non-single family loss sharing agreement with the FDIC in June 2014.

(3)
Previously acquired loans that are no longer covered under the commercial loss sharing agreement with the FDIC are excluded from this table. Due to the recognition of accretion income established at the time of acquisition, acquired loans that are greater than 90 days delinquent are regarded as accruing loans.

(4)	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Return on equity (annualized)	2.71%	2.19%	2.39%	1.32%	2.38%	2.42%	3.81%
Return on assets (annualized)	0.67%	0.55%	0.60%	0.33%	0.56%	0.61%	0.67%
Net interest margin (annualized)	3.26%	3.18%	3.29%	3.44%	3.63%	3.24%	3.95%
Bank core capital ratio	19.51%	19.25%	19.05%	18.56%	17.94%	19.51%	17.94%
Bank total risk based capital	32.69%	34.18%	33.83%	33.83%	34.62%	32.69%	34.62%
Effective tax rate	32.77%	31.73%	29.90%	29.37%	28.64%	31.52%	31.78%
Yield on loans	5.44%	5.41%	5.55%	6.14%	6.83%	5.47%	6.92%
Cost of deposits	0.49%	0.49%	0.53%	0.55%	0.57%	0.50%	0.62%

Ratios of non-covered assets:
Allowance for loan losses as a % of total loans	1.65%	1.71%	1.74%	1.70%	1.85%	1.65%	1.85%
Allowance for loan losses as a % of nonperforming loans	192.06%	177.76%	170.74%	280.32%	237.93%	192.06%	237.93%
Nonperforming assets as a % of total loans and REO	1.11%	1.14%	1.24%	0.94%	1.08%	1.11%	1.08%
Nonperforming assets as a % of total assets	0.62%	0.59%	0.64%	0.49%	0.52%	0.62%	0.52%
Net charge-offs as a % of average loans (annualized)	0.18%	0.05%	—%	0.43%	0.61%	0.08%	0.28%

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	6/30/2014			6/30/2013
	Average Balance	Interest	Average Yield/ Cost (3)	Average Balance	Interest	Average Yield/ Cost (3)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$151,348	$97	0.26%	$203,091	$124	0.24%
FHLB common stock and other equity securities	3,443	36	4.14	4,407	29	2.66
Mortgage-backed securities and collateralized mortgage obligations available for sale	176,194	872	1.98	184,833	817	1.77
Other investment securities available for sale	18,290	18	0.40	25,986	42	0.64
Loans receivable	586,797	7,189	4.90	564,863	7,543	5.34
Accretion and amortization of loss share loans receivable (1)	—	795	0.54	—	2,099	1.49
Total interest-earning assets	936,072	9,007	3.85	983,180	10,654	4.33
Total noninterest-earning assets	123,453			170,008
Total assets	$1,059,525			$1,153,188
Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	$178,771	$51	0.11%	$162,665	$54	0.13%
Reward accounts	48,429	29	0.24	51,863	44	0.34
Savings accounts	48,482	2	0.02	49,702	6	0.05
Money market deposit accounts	120,903	65	0.21	141,723	68	0.19
Certificate of deposit accounts	247,197	643	1.04	296,014	829	1.12
Total interest-bearing deposits	643,782	790	0.49	701,967	1,001	0.57
Borrowed funds	55,000	596	4.33	69,978	742	4.24
Total interest-bearing liabilities	698,782	1,386	0.79	771,945	1,743	0.90
Noninterest-bearing deposits	85,061			101,677
Other noninterest-bearing liabilities	11,979			7,498
Total noninterest-bearing liabilities	97,040			109,175
Total liabilities	795,822			881,120
Total stockholders' equity	263,703			272,068
Total liabilities and stockholders' equity	$1,059,525			$1,153,188
Net interest income		$7,621			$8,911

Net interest-earning assets		$237,290			$211,235
Net interest rate spread			3.06%			3.43%
Net interest margin			3.26%			3.63%
Net interest margin, excluding the effects of purchase accounting (2)			2.90%			2.75%
Ratio of average interest-earning assets to average interest-bearing liabilities			133.96%			127.36%
__________________________________

(1)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of impairment of FDIC indemnification asset.

(2)
Net interest income excluding accretion and amortization of loss share loans receivable divided by net interest earning assets excluding loan accretable discounts in the amount of $5.5 million and $7.9 million for the quarter ended June 30, 2014 and June 30, 2013, respectively.

(3)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Year to Date
	6/30/2014			6/30/2013
	Average Balance	Interest	Average Yield/ Cost (3)	Average Balance	Interest	Average Yield/ Cost (3)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$146,869	$267	0.24%	$134,628	$225	0.22%
FHLB common stock and other equity securities	3,748	103	3.66	4,965	95	2.55
Mortgage-backed securities and collateralized mortgage obligations available for sale	184,775	2,794	2.02	169,320	2,285	1.80
Other investment securities available for sale	19,126	56	0.39	25,141	137	0.73
Loans receivable	584,630	21,249	4.85	577,277	22,840	5.28
Accretion and amortization of loss share loans receivable (1)		2,719	0.62		7,129	1.64
Total interest-earning assets	939,148	27,188	3.86	911,331	32,711	4.79
Total noninterest-earning assets	134,998			153,793
Total assets	$1,074,146			$1,065,124
Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	$175,754	$149	0.11%	$154,547	$155	0.13%
Rewards checking	48,342	87	0.24	52,035	146	0.37
Savings accounts	48,243	8	0.02	49,596	18	0.05
Money market deposit accounts	127,567	211	0.22	133,077	245	0.25
Certificate of deposit accounts	256,980	2,025	1.05	317,961	2,743	1.15
Total interest-bearing deposits	656,886	2,480	0.50	707,216	3,307	0.62
Borrowed funds	57,956	1,872	4.31	76,418	2,392	4.17
Total interest-bearing liabilities	714,842	4,352	0.81	783,634	5,699	0.97
Noninterest-bearing deposits	77,572			88,018
Other noninterest-bearing liabilities	11,459			6,781
Total noninterest-bearing liabilities	89,031			94,799
Total liabilities	803,873			878,433
Total stockholders' equity	270,273			186,691
Total liabilities and stockholders' equity	$1,074,146			$1,065,124
Net interest income		$22,836			$27,012

Net interest earning assets		$224,306			$127,697
Net interest rate spread			3.05%			3.82%
Net interest margin			3.24%			3.95%
Net interest margin, excluding the effects of purchase accounting (2)			2.84%			2.88%
Ratio of average interest-earning assets to average interest-bearing liabilities			131.38%			116.30%
__________________________________

(1)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of impairment of FDIC indemnification asset.

(2)
Net interest income excluding accretion and amortization of loss share loans receivable divided by net interest earning assets excluding loan accretable discounts in the amount of $4.5 million and $10.3 million for the nine months ended June 30, 2014 and 2013, respectively.

(3)	Annualized.